Exhibit 99.1

FOR IMMEDIATE RELEASE

Lear Contacts:

Alicia Davis

(248) 447-1781

Ed Lowenfeld

(248) 447-4380

Lear Announces Pricing of $650 Million Senior Notes Offering

SOUTHFIELD, Michigan, February 20, 2020 - Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, announced today that it priced an underwritten public offering of $350 million in aggregate principal amount of 3.50% senior unsecured notes due 2030 and an additional offering of $300 million in aggregate principal amount of 5.25% senior unsecured notes due 2049. The offering is expected to close on February 24, 2020, subject to market conditions and other factors.

The Company intends to use the net proceeds of this offering, together with cash on hand, to redeem the outstanding $650 million aggregate principal amount of its 5.25% Senior Notes due 2025 (the “2025 Notes”) at a price equal to 102.625% of the principal amount of such 2025 Notes plus accrued and unpaid interest up to, but not including, the redemption date.

Barclays Capital Inc., BofA Securities, Inc., J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and HSBC Securities (USA) Inc. are acting as joint book-running managers for the bond offering. The Company is making this offering pursuant to a shelf registration statement that became effective upon filing with the Securities and Exchange Commission (the “SEC”) on August 10, 2017. This offering will be made solely by means of a prospectus and prospectus supplement, copies of which may be obtained from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (or by email at barclaysprospectus@broadridge.com or telephone at 1-888-603-5847), BofA Securities, Inc., 200 North College Street, NC1-004-03-43, Charlotte, NC 28255-0001, Attention: Prospectus Department (or by email at dg.prospectus_requests@bofa.com or telephone at 1-800-294-1322), or J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor (or by telephone at 1-212-834-4533), or through the SEC website at www.sec.gov.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices, the impact of restructuring actions and the Company’s success in implementing its operating strategy.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation

Lear, a global automotive technology leader in Seating and E-Systems, enables superior in-vehicle experiences for consumers around the world. Our diverse team of talented employees in 39 countries is driven by a commitment to innovation, operational excellence, and sustainability. Lear is Making every drive better™ by providing the technology for safer, smarter, and more comfortable journeys. Lear, headquartered in Southfield, Michigan, serves every major automaker in the world and ranks #147 on the Fortune 500.

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